Exhibit 10.82

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     Amendment No. 2 to Employment Agreement (the "Amendment") dated as of May 30, 1997 between Seragen, Inc. (the "Company") and Jean C.Nichols,Ph.D. ("Nichols").

     WHEREAS, the Company and Nichols entered an Employment Agreement dated as of November 6, 1996 (the "Employment Agreement"), as amended by Amendment No. 1 to Employment Agreement dated as of December 18, 1996; and

     WHEREAS, the Company and Nichols desire to further amend the Employment Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Employment Agreement.

     2. Subparagraph 3.6(viii) of the Employment Agreement is hereby amended to read as follows:

          "(viii) in the event that the Company grants options or other equity interests to management, employees, directors or consultants or the Company sells shares of its Common Stock or any equity securities or securities convertible or exchangeable into any equity securities of the Company, as part of a plan or series of plans of financing, or the number of shares of Common Stock outstanding on a Fully Diluted Basis increases as a result of a change in the conversion ratio of any class of securities convertible or exchangeable into any equity securities of the Company, the Company shall grant Nichols additional stock options under the Plan covering that number of shares of Common Stock necessary to cause Nichols's proportionate holdings of the outstanding Common Stock, on a Fully Diluted Basis, immediately after the grant or sale of such options, shares or other equity interests to equal his proportionate holdings of the outstanding Common Stock, on a Fully Diluted Basis, immediately prior to the grant or sale of such options, shares or other equity interests, but not to exceed 2.75% of the Common Stock on a Fully Diluted Basis; provided that Nichols's right to receive additional stock options under this subsection 3.6(viii) will terminate after the Company receives cumulative proceeds (since the date of execution of the Employment Agreement) of at least Twenty Million Dollars ($20,000,000) of cash proceeds from one or more Target Equity Financings and the Executive has received all additional stock options with respect to securities issued with respect to such cumulative proceeds and all other preceding events;"

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     3.   Subparagraph 3.6(ix) of the Employment Agreement is hereby amended to read as follows:

          " (ix) all additional stock options shall be granted on the last day of each calendar quarter during which such grant or sale of options, shares or other equity interests is completed, based on the number of shares of Common Stock outstanding on a Fully Diluted Basis on the last day of such calendar quarter, except that in the case of any Target Equity Financing from which the Company receives proceeds of at least Ten Million Dollars ($10,000,000), the additional stock options will be granted immediately upon the consummation of such Target Equity Financing, and each such additional stock option shall have an exercise price equal to the fair market value per share of Common Stock on its date of grant, and shall otherwise be subject to the same terms and conditions, and shall vest and remain exercisable on the same terms as though it were granted on the same date as the initial options that are required to be issued on or before December 18,1996;"

     4. Section 3 of the Employment Agreement is hereby amended to read as follows:

          "(f) Target Equity Financing. "Target Equity Financing" shall mean the sale or issuance of stock of the Company or of debt securities of the Company with conversion rights, other than (i) stock or debt securities sold or issued to a shareholder and/or affiliated investment entities who as of the Effective Date collectively own at least 1% of the Common Stock as measured on a Fully Diluted Basis; or (ii) stock issued as a result of the exercise of options presently outstanding or issued pursuant to the Plan."


     5. Except as modified herein, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.



                                         /s/Jean C. Nichols, Ph.D.
                                         _________________________
                                         Jean C.Nichols, Ph.D.



                                         SERAGEN, INC.


                                         By: /s/Reed R. Prior
                                         ____________________
                                         Reed R.Prior.
                                         Charirman and Chief
                                         Executive Officier


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